Exhibit 99.1

Solazyme Reports First Quarter 2015 Results

South San Francisco, CA – May 6, 2015 – Solazyme, Inc. (NASDAQ: SZYM), a renewable oil and bioproducts company, announced today results for the first quarter ended March 31, 2015.

“We are executing against our operating plan for 2015 and are pleased with the progress we are seeing across the company and in our manufacturing and commercialization efforts,” said Jonathan Wolfson, CEO of Solazyme. “Advances are being made at the Moema JV production facility in Brazil including substantial improvements in downstream processing efficiency and oil production as well as in overall up-time and integrated operations. On the commercial side, we are moving forward as well. Recent progress includes the announced Flotek strategic partnership for Encapso™ and Flocapso™, new AlgaVia™ food ingredient customers and the expansion of our relationship with Bunge to cover a next generation food ingredient.”

Financial Results

Total revenue for the first quarter ended March 31, 2015 was $12.6 million compared with $12.4 million in the first quarter of 2014, while product revenue of $8.8 million was up 20% versus the comparable quarter. GAAP net loss was $34.7 million for the first quarter of 2015, unchanged from the first quarter of the prior year. On a non-GAAP basis, the net loss was $29.5 million for the first quarter of 2015, compared with net loss of $30.5 million in the prior year quarter. A reconciliation of GAAP to non-GAAP results is included below.

“During the first quarter, we continued to build the market for our AlgaVia™ food ingredients business, which had its best quarter yet, and our Algenist® personal care brand turned in 26% year-on-year growth,” said Tyler Painter, COO and CFO of Solazyme. “We are focused on sales as well as overall financial performance and continue to believe that we are well positioned to profitably commercialize our products globally.”

Business Review

•	Moema: During the first quarter of 2015, we experienced improved downstream recovery rates from production and were able to run greater volumes through the facility. Although we continue to experience some power and steam intermittency, fixes implemented to date have led to improved reliability, and we have experienced multi-week periods where the facility has run on a continuous, fully integrated basis. Key steam and power redundancy projects remain on track to be completed by the end of the second quarter.

•	Encapso™: We reached a strategic alliance agreement with Flotek under which Flotek will market Solazyme’s Encapso, the first commercially available, biodegradable encapsulated lubricant for drilling fluids, in certain Middle Eastern markets. The companies also reached a joint product development and marketing agreement to globally commercialize Flocapso™, an innovative, advanced drilling fluid. During the quarter, we also secured our first customer in South America, further expanding Encapso’s geographic reach.

•	Algenist®: We had another quarter of double digit year-on-year revenue growth as we continue to grow and expand our Algenist brand, which is now distributed in 22 countries with 36 SKUs. We currently have two new launches in process including a Genius Bi-Phase Peel at Sephora and QVC and Sublime Defense Anti-Aging Moisturizer with SPF 30, launching at QVC, Sephora, Ulta and select Nordstrom locations.

•	AlgaVia™: First quarter revenues were the highest to date for our AlgaVia food ingredient product line. We continue to add new projects with food and beverage manufacturers, as well as three new customers for lipid powders and protein ingredients.

•	Partner Developments: We expanded our relationship with Bunge and entered into a new joint development agreement for a next generation food ingredient.

Conference Call

Solazyme will hold a conference call for investors on May 6, 2015 at 1:30 p.m. PT (4:30 p.m. ET). Investors may access the call by dialing 973-409-9250. A live webcast of the call will be available from the Investor Relations section of www.solazyme.com. A recording of the call will also be available by calling 404-537-3406; access code 26374695 beginning approximately two hours after the call, and will be available for one week. A webcast replay from today’s call will also be available from the Investor Relations section of www.solazyme.com approximately two hours after the call and will be available for up to thirty days.

About Solazyme, Inc.

Solazyme, Inc. develops and sells high-performance oils and ingredients that are better for people and better for the planet. Starting with microalgae, the world’s original oil producer, Solazyme creates innovative, sustainable, high-performance products. These include renewable oils and ingredients that serve as the foundation for healthier foods; high-performance industrial products; unique home and personal care solutions; and more sustainable fuels. Headquartered in South San Francisco, Solazyme’s mission is to solve some of the world’s biggest problems with one of the world’s smallest and earliest life forms: microalgae.

For additional information, please visit Solazyme’s website at www.solazyme.com.

Solazyme®, Algenist®, AlgaVia™, Encapso™, the Solazyme logo and other trademarks or service names are the trademarks of Solazyme, Inc.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as a “non-GAAP financial measure” by the Securities and Exchange Commission: non-GAAP net-loss and net-loss per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measure, see “Reconciliation of GAAP to Non-GAAP Net-Loss and Net-Loss Per Share” included in the tables to this press release.

These non-GAAP measures are provided to enhance investors’ overall understanding of Solazyme’s current financial performance and Solazyme’s prospects for the future. Specifically, Solazyme believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and business outlook.

For its internal budgeting process, Solazyme’s management uses financial measures that do not include stock-based compensation expense or special expenses such as non-cash gains or losses related to derivative liabilities and warrant revaluations. In addition to the corresponding GAAP measures, Solazyme’s management also uses the foregoing non-GAAP measures in reviewing the financial results of Solazyme. Solazyme excludes stock-based compensation expenses and special non-cash charges from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Solazyme, including statements that involve risks and uncertainties concerning: its commercialization and production plans; the commissioning of equipment and the ramping up of facilities; meeting commercialization and technology targets; successful product trials and market acceptance of its products; and Solazyme’s ability to maintain its relationships with its partners. When used in this press release, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Solazyme, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: Solazyme’s limited operating history; its limited history in commercializing products; implementation risk in deploying new technologies; its limited experience in constructing, ramping up and operating commercial manufacturing facilities; its ability to sell its products at a profit; delays related to construction, start-up and ramp-up of production facilities; its ability to manage operational costs at production facilities; its ability to enter into and maintain strategic collaborations; successful product trials by its customers and market acceptance of its products by end-users; its ability to obtain requisite regulatory approvals; and its access, on favorable terms, to any required financing. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Solazyme.

In addition, please refer to the documents that Solazyme, Inc. files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as updated from time to time, for a discussion of these and other risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Solazyme is not under any duty to update any of the information in this press release.

Contacts

Solazyme, Inc.

Corporate Communications:

Genet Garamendi

press@solazyme.com

Or

Mike Smargiassi

Brad Edwards

Brainerd Communicators, Inc.

212-986-6667

smarg@braincomm.com

edwards@braincomm.com

SOLAZYME, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In thousands, except per share amounts

(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
Revenues
Product revenues	$8,821	$7,348
Research and development programs	3,784	5,043

Total revenues	12,605	12,391
Costs and operating expenses (1)
Cost of product revenue	4,670	3,390
Research and development	12,554	20,835
Sales, general and administrative	21,268	20,607
Restructuring charges	424	—

Total costs and operating expenses	38,916	44,832

Loss from operations	(26,311)	(32,441)
Other income (expense) (2)
Interest and other income (expense), net	(3,273)	(1,112)
Loss from equity method investments	(5,066)	(3,834)
Gain from change in fair value of warrant liability	—	688
(Loss) gain from change in fair value of derivative liabilities	(15)	2,018

Total other income (expense)	(8,354)	(2,240)

Net loss	$(34,665)	$(34,681)

Net loss per share - basic and diluted	$(0.44)	$(0.50)

Weighted average number of common shares used in net loss per share computation - basic and diluted	79,650	69,213

SOLAZYME, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET LOSS AND NET LOSS PER SHARE

In thousands, except per share amounts

(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
Net loss	$(34,665)	$(34,681)
Gain from change in fair value of warrant liability	—	(688)
Loss (gain) from change in fair value of derivative liabilities	15	(2,018)
(1) Operating expenses includes costs as follows:
Research and development	1,112	1,820
Sales, general and administrative	2,958	4,789

Total stock-based compensation expense	4,070	6,609
Restructuring charges	424	—
(2) Other income (expense) includes costs as follows:
Amortization of debt discount and issuance costs	623	250

Net loss (non-GAAP)	$(29,533)	$(30,528)

Net loss per share (GAAP) - basic and diluted	$(0.44)	$(0.50)
Gain from change in fair value of warrant liability	—	(0.01)
Loss (gain) from change in fair value of derivative liabilities	—	(0.03)
Stock-based compensation expense	0.05	0.10
Restructuring charges	0.01	—
Amortization of debt discount and issuance costs	0.01	—

Net loss per share (non-GAAP) - basic and diluted	$(0.37)	$(0.44)

SOLAZYME, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands

(UNAUDITED)

	March 31,	December 31,
	2015	2014
Assets
Current assets
Cash, cash equivalents and marketable securities	$173,579	$207,308
Other current assets	24,513	26,619

Total current assets	198,092	233,927
Property, plant and equipment - net	34,311	36,080
Other assets	41,192	42,582

Total assets	$273,595	$312,589

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$—	$6
Other current liabilities	18,597	23,448

Total current liabilities	18,597	23,454
Other liabilities	4,025	2,668
Long-term debt	200,686	200,091

Total liabilities	223,308	226,213

Total stockholders’ equity	50,287	86,376

Total liabilities and stockholders’ equity	$273,595	$312,589